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                                                                    EXHIBIT 11
                      OLYMPIC CASCADE FINANCIAL CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                                     BASIC

                                                          September 25,          September 26,           September 27,
                                                              1998                   1997                    1996
                                                          -------------          -------------           -------------
Net income (loss)                                         $  (4,666,000)         $     101,000           $   1,735,000
                                                          =============          =============           =============

Weighted average number of common
             shares outstanding during the year               1,496,634              1,195,403                 933,069
                                                          =============          =============           =============

Basic earnings per share                                  $       (3.12)         $        0.08           $        1.86
                                                          =============          =============           =============

                                       DILUTED

Weighted average number of common
             shares outstanding during the year               1,496,634              1,195,403                 933,069

Add common equivalent shares upon
             exercise of stock options                          *                      229,716                 114,762
                                                          -------------          -------------           -------------

Weighted average number of shares used
             in calculation of primary earnings per
             share                                            1,496,634              1,425,119               1,047,831
                                                          =============          =============           =============

Diluted earnings per share                                $       (3.12)         $        0.07           $        1.66
                                                          =============          =============           =============
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           * No effect given to common stock equivalents, as their effect would be anti-dilutive.


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